UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

         Franklin Templeton Limited Duration Income Trust
 ----------------------------------------------------------------
      (Exact Name of Registrant as Specified in Its Charter)

Delaware                              20-0099615
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(State of Incorporation or            (I.R.S. Employer Identification No.)
Organization)

One Franklin Parkway
San Mateo, California 94403-1903      94403-1906
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(Address of Principal Executive       (Zip Code)
Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so          Name of each exchange on which each
registered:                           class is to be registered:

Common Shares of Beneficial
Interest                              American Stock Exchange
With Par Value $0.00001
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]


Securities Act registration statement file number     333-105495
pursuant to which this form relates:                  ----------

Securities to be registered pursuant to Section 12(g) of the
Act:  None

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      On June 12, 2003, the Registrant filed an amendment to the Certificate of Trust with the Secretary of State of The State of Delaware, which changed the name of the Registrant from Franklin Templeton Strategic Income Trust to Franklin Templeton Limited Duration Income Trust. Reference is hereby made to the section entitled "Description of Shares" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant, as filed with the Securities and Exchange Commission on May 27, 2003 (Securities Act File No. 333-105495 and Investment Company Act File No. 811-21357).

ITEM 2.   EXHIBITS.

           A. Amendment to Certificate of Trust.

      Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.


                             SIGNATURE

         A copy of the Amended and Restated Agreement and Declaration of Trust of Franklin Templeton Limited Duration Income Trust is on file with the Secretary of State of The State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FRANKLIN TEMPLETON LIMITED DURATION INCOME TRUST

By:     /s/ CHRISTOPHER MOLUMPHY
Name:   Christopher Molumphy
Title:  President

Date:   July 21, 2003